Exhibit 99.1

Omni Bio Announces U.S. Patent Action for Its Recombinant Alpha-1 Antitrypsin Molecule

Fc-AAT Polypeptide Fusion Constructs Receive Notice of Allowance

DENVER, CO, November 6, 2013 – Omni Bio Pharmaceutical, Inc. (“Omni Bio”)

(OMBP.ob), a biopharmaceutical company focused on the commercialization of new uses of alpha-1 antitrypsin (AAT) for the treatment of a variety of medical indications and the development of recombinant forms of AAT, today announced that it has received a Notice of Allowance for its first U.S. patent for the composition of matter of its lead recombinant molecule, Fc-AAT.

Dr. Bruce Schneider, CEO of Omni Bio, stated “The issuance of this patent is a major milestone in the evolution of Omni Bio from a licensing company to one which can now develop its own proprietary molecule with potential application to a variety of important medical conditions, such as Type 1 and Type 2 diabetes, graft versus host disease and refractory gout. It is also a testament to the dedicated work performed by our scientific founders and collaborators, and validates their confidence in the Fc-AAT research program to date. We are hopeful that the allowance of these compositions of matter will encourage further investment in Omni Bio as we move forward with our Fc-AAT drug development program.”

The claims contained in this Notice of Allowance cover full-length AAT nucleic acid constructs that encode polypeptide components of Omni Bio’s Fc-AAT recombinant fusion molecule as well as other AAT fusion polypeptides. Similar patent applications covering Omni Bio’s lead Fc-AAT molecule remain under review in Europe and Canada. Patent applications for a series of follow-on Fc-AAT constructs are also pending on a worldwide basis.

About Alpha-1 Antitrypsin (AAT)

AAT is the most abundant circulating serine protease inhibitor in the body and an acute phase reactant. Systemic deficiency in AAT due to genetic mutations can result in debilitating liver failure and chronic lung disease such as emphysema. Lifelong treatment with plasma-derived AAT, intravenously administered, is indicated for such patients. Recent evidence suggests that AAT plays an important role in modulating immunity, inflammation and apoptosis. AAT protects various cell types from cell death, inhibits caspases-1 and -3 activity and has been shown to be effective in a wide variety of animal models of human disease, including diabetes, graft versus host disease (rejection reactions following bone marrow or other transplantation procedures), refractory gout, myocardial infarction and inflammatory bowel disease.

About Omni Bio Pharmaceutical, Inc.

Omni Bio Pharmaceutical (www.omnibiopharma.com) is a biopharmaceutical company that is focused on alternative uses for AAT and on developing new recombinant forms that can be applied to the treatment of a broad range of indications as noted above. Since its formation, Omni Bio has supported research using animal models and human clinical studies that demonstrate that AAT is a promising agent for ameliorating these conditions.

Forward-Looking Statements

Some of the statements made in this press release are forward-looking statements that reflect management's current views and expectations with respect to future events. These forward-looking statements are not a guarantee of future events and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual events to differ materially from those expressed or implied by the statements. These risks and uncertainties are based on a number of factors, including but not limited to the business risks disclosed in our SEC filings, especially the section entitled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact

Omni Bio Pharmaceutical, Inc.
Bob Ogden Chief Financial Officer – Investor Relations
(720) 488-4754
Email – investor_relations@omnibiopharma.com